                                                                Exhibit 99.1

[RGA logo]


                                            For further information, contact
                                            Jack B. Lay
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (636) 736-7439



FOR IMMEDIATE RELEASE
---------------------


         REINSURANCE GROUP OF AMERICA REPORTS THIRD-QUARTER RESULTS;
         -----------------------------------------------------------
                        50 PERCENT DIVIDEND INCREASE
                        ----------------------------

         ST. LOUIS, October 26, 2004 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the third quarter of $39.4 million, or $0.63 per diluted share, compared to net income of $41.8 million, or $0.83 per diluted share in the prior-year quarter. This year's third-quarter net income was adversely affected by approximately $0.25 per diluted share due to a negotiated claim settlement in the company's discontinued accident and health line of business. Third-quarter net premiums increased 43 percent, to $819.5 million from $573.0 million in 2003. Net investment income totaled $144.6 million versus $122.2 million the year before.

         RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income for the quarter increased 25 percent on a diluted per-share basis and totaled $59.8 million, or $0.95 per diluted share compared to $38.0 million, or $0.76 per diluted share in the year-ago quarter.

         The company also announced that its board of directors increased the quarterly dividend by 50 percent to $0.09 per share from $0.06 per share, payable November 29 to shareholders of record as of November 8.

         Commenting on the third quarter, A. Greig Woodring, president and chief executive officer, said, "We are very pleased with the operating results this quarter, particularly the strong top and bottom-line performance in the U.S. Net premiums in the U.S. increased $170.5 million, or 46 percent over the prior-year quarter. The transaction with Allianz that we closed in the fourth quarter of 2003 contributed approximately $122 million of net premiums to the quarter. Pre-tax net income in the U.S. for the quarter totaled $72.0 million compared to $45.3 million in the prior-year quarter. Pre-tax operating income for

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the quarter totaled $78.4 million, a 68 percent increase over $46.8 million reported in the prior-year quarter. Mortality experience was favorable during the current quarter versus unfavorable experience in the prior year. U.S. operations also include our Asset Intensive and Financial Reinsurance businesses, each of which posted solid results.

         "Our Canada operations reported pre-tax net income of $15.8 million compared to $19.5 million a year ago. The prior-year amount included $8.6 million in realized capital gains compared to minimal realized capital losses this year. Pre-tax operating income was strong, totaling $15.9 million, up 46 percent from $10.9 million. Mortality experience continues to be favorable. Net premiums increased $6.1 million, or 11 percent for the quarter, and totaled $59.2 million. Approximately $2.9 million of the increase in net premiums and approximately $0.8 million of the increase in pre-tax operating income were the result of a favorable currency exchange rate.

         "Other International operations, which include our Asia Pacific and Europe and South Africa segments, continued their strong growth, with net premiums increasing 47 percent to $220.2 million in the quarter. Stronger foreign currencies contributed approximately $19.2 million to the premium growth. Pre-tax net income totaled $8.2 million compared to $9.6 million in the prior-year quarter. Pre-tax operating income for the quarter totaled $7.6 million, a decline from the $8.7 million result in the prior-year period. Foreign currency appreciation contributed approximately $0.2 million to current quarter pretax operating income. Results were adversely affected by unfavorable mortality in Asia Pacific. As previously indicated, results in these newer operations may be more volatile than our North America operations due to the smaller size and relative aging of this business.

         "Our discontinued accident and health operation reported a net loss of $18.6 million, due primarily to the negotiated settlement of all disputed claims associated with our largest identified accident and health exposure. By resolving this disagreement, we have significantly reduced the amount of disputed claims in excess of our reserves in the accident and health operation. We are pleased to put this particular disagreement behind us, since the disputed amounts totaled approximately $77 million. We now have remaining $28 million of total accident and health claims under dispute or currently subject to audit."

         For the first nine months of 2004, net income totaled $166.5 million, or $2.65 per diluted share, compared to $117.1 million, or $2.34 per diluted share, in the year-ago period. Operating income increased to $169.1 million, or $2.69 per diluted share, from $118.0 million, or $2.36 per diluted share. Consolidated premiums were up 43 percent, to $2,430.6 million from $1,700.7 million.

         Woodring concluded, "We are pleased with the operating results for the third quarter and first nine months of 2004. On a year-to-date basis, operating income per diluted share is up 14 percent, an excellent

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result, particularly considering our large equity offering in late 2003.
Additionally, during the quarter, the UK trade magazine The Review - Worldwide Reinsurance named RGA "Life Reinsurance Company of the Year". The award recognizes RGA as a company that shows consistent financial performance, offers superior service and security to clients, and displays the ability to adapt to market and industry changes. We certainly believe this to be the case and are honored to have received this award."

         A conference call to discuss the company's third-quarter results will begin at 9 a.m. Eastern Time on Wednesday, October 27. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 762818. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through November 4 at 888-203-1112 (domestic) or 719-457-0820, access code 762818.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.4 trillion of life reinsurance in force, and assets of $13.3 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

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         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the adequacy of reserves relating to settlements, awards and terminated and discontinued lines of business, (9) the stability of governments and economies in the markets in which we operate, (10) competitive factors and competitors' responses to our initiatives, (11) the success of our clients, (12) successful execution of our entry into new markets, (13) successful development and introduction of new products, (14) our ability to successfully integrate and operate reinsurance business that we acquire, including without limitation, the traditional life reinsurance business of Allianz Life, (15) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (16) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (17) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (18) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net realized capital gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
      Reconciliation of Net Income From Continuing Operations
                        to Operating Income
           (Dollars in thousands, except per share data)


                             Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                             --------------------------------------

                                2004      2003      2004      2003
                                ----      ----      ----      ----
GAAP net income-continuing
  operations                 $57,999   $42,224  $189,383  $118,970
Realized investment
  (gains)/losses              (1,150)   (4,318)  (22,008)     (856)
Change in value of
  embedded derivatives        12,096         -      (250)        -
DAC offsets for embedded
  derivatives and realized
  investment (gains) /
  losses, net                 (9,145)       70     1,981       (87)
                             --------------------------------------
   Operating income          $59,800   $37,976  $169,106  $118,027




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
    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
  Reconciliation of Pre-tax Net Income From Continuing Operations
                    to Pre-tax Operating Income
           (Dollars in thousands, except per share data)

                             Three Months Ended September 30, 2004

                                    Realized    Change in
                           Pre-tax investment    value of   Pre-tax
                             net    (gains)/     embedded  operating
                           income    losses,   derivative,  income
                           (loss)    net (1)      net (2)   (loss)
                           ------- ----------  ----------- ---------
U.S. Operations:
 Traditional              $ 69,007  $   840      $    --   $ 69,847
 Asset Intensive              (341)      73        5,434      5,166
 Financial Reinsurance       3,365       --           --      3,365
                          -----------------------------------------
  Total U.S.                72,031      913        5,434     78,378

Canada Operations           15,835       19           --     15,854

Asia Pacific Operations     (1,406)    (244)          --     (1,650)
Europe & South Africa        9,577     (341)          --      9,236
                          -----------------------------------------
  Other Intl Operations      8,171     (585)          --      7,586
Corporate & Other           (6,931)  (1,904)          --     (8,835)
                          -----------------------------------------
Consolidated              $ 89,106  $(1,557)     $ 5,434   $ 92,983
                          =========================================

(1) Asset Intensive is net of $(893) DAC offset.
(2) Asset Intensive is net of $(13,209) DAC offset and $33 investment income offset.

                        Three Months Ended September 30, 2003

                                     Realized
                          Pre-tax   investment   Pre-tax
                            net      (gains)/   operating
                          income      losses,    income
                          (loss)      net (1)    (loss)
                          -------   ----------  ---------
U.S. Operations:
 Traditional             $ 38,145   $  1,059     $ 39,204
 Asset Intensive            3,902        475        4,377
 Financial Reinsurance      3,256         --        3,256
                         --------------------------------
  Total U.S.               45,303      1,534       46,837

Canada Operations          19,529     (8,596)      10,933

Asia Pacific Operations     6,529        104        6,633
Europe & South Africa       3,098     (1,040)       2,058
                         --------------------------------
  Other Intl Operations     9,627       (936)       8,691

Corporate & Other         (11,452)     1,546       (9,906)
                         --------------------------------
Consolidated             $ 63,007   $ (6,452)    $ 56,555
                         ================================

(1) Asset Intensive is net of $108 DAC offset.

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
    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
  Reconciliation of Pre-tax Net Income From Continuing Operations
                    to Pre-tax Operating Income
           (Dollars in thousands, except per share data)

                             Nine Months Ended September 30, 2004

                                   Realized   Change in
                          Pre-tax  investment   value of   Pre-tax
                            net     (gains)/    embedded  operating
                          income     losses,  derivative,  income
                          (loss)     net (1)     net (2)   (loss)
                          -------  ---------- ----------- ---------
U.S. Operations:
 Traditional             $196,140  $ (10,380)   $    --    $185,760
 Asset Intensive           12,655        374      3,933      16,962
 Financial Reinsurance      9,293         --         --       9,293
                         ------------------------------------------
  Total U.S.              218,088    (10,006)     3,933     212,015

Canada Operations          52,966     (8,159)        --      44,807

Asia Pacific Operations    10,085       (442)        --       9,643
Europe & South Africa      27,666     (4,643)        --      23,023
                         ------------------------------------------
  Other Intl Operations    37,751     (5,085)        --      32,666

Corporate & Other         (19,491)    (9,790)        --     (29,281)
                         ------------------------------------------
Consolidated             $289,314  $ (33,040)   $ 3,933    $260,207
                         ==========================================


(1) Asset Intensive is net of $(1,269) DAC offset.
(2) Asset Intensive is net of $4,284 DAC offset and $33 investment income offset.

                       Nine Months Ended September 30, 2003

                                   Realized
                          Pre-tax  investment   Pre-tax
                            net     (gains)/   operating
                          income     losses,    income
                          (loss)     net (1)    (loss)
                          -------  ----------  ---------
U.S. Operations:
 Traditional             $123,990   $  7,017   $131,007
 Asset Intensive           10,764      1,947     12,711
 Financial Reinsurance      8,948         --      8,948
                         ------------------------------
  Total U.S.              143,702      8,964    152,666

Canada Operations          43,585    (12,158)    31,427

Asia Pacific Operations    12,424        622     13,046
Europe & South Africa       9,409     (1,888)     7,521
                         ------------------------------
  Other Intl Operations    21,833     (1,266)    20,567

Corporate & Other         (29,251)     3,551    (25,700)
                         ------------------------------
Consolidated             $179,869   $   (909)  $178,960
                         ==============================

(1) Asset Intensive is net of $(133) DAC offset.

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
     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
             Condensed Consolidated Statements of Income
                        (Dollars in thousands)

                            Three Months Ended       Nine Months Ended
                            ------------------------------------------
(Unaudited)                    September 30,           September 30,
----------------------------------------------------------------------
                              2004      2003         2004       2003
                              ----      ----         ----       ----
Revenues:
  Net premiums              $819,454  $572,970    $2,430,636 $1,700,746
  Investment income, net
   of related expenses       144,582   122,153       412,327    345,234
  Realized investment
   gains, net                    664     6,560        31,771        776
  Change in value of
   embedded derivatives      (18,610)       --           384         --
  Other revenues              13,374    10,819        39,983     33,670
                            -------------------------------------------
     Total revenues          959,464   712,502     2,915,101  2,080,426

Benefits and expenses:
  Claims and other
   policy benefits           641,618   457,844     1,923,474  1,334,081
  Interest credited           47,336    46,251       138,686    130,914
  Policy acquisition
   costs and other
   insurance expenses        148,090   111,334       425,315    330,903
  Change in deferred
   acquisition cost
   associated with
   change in value of
   embedded derivatives      (13,209)       --         4,284         --
  Other operating expenses    36,868    24,683       105,293     77,275
  Interest expense             9,655     9,383        28,735     27,384
                            -------------------------------------------
     Total benefits
       and expenses          870,358   649,495     2,625,787  1,900,557

  Income from continuing
    operations before
    income taxes              89,106    63,007       289,314    179,869

     Provision for income
       taxes                  31,107    20,783        99,931     60,899
                            -------------------------------------------


  Income from continuing
    operations                57,999    42,224       189,383    118,970

  Discontinued operations:
     Loss from discontinued
     accident and health
     operations, net of
     income taxes            (18,604)     (473)      (22,551)    (1,918)

Cumulative effect of change
  in accounting principle         --        --          (361)        --
                            -------------------------------------------


  Net income                $ 39,395  $ 41,751    $  166,471   $117,052
                            ===========================================




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
     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
             Condensed Consolidated Statements of Income
            (Dollars in thousands, except per share data)


                               Three Months Ended   Nine Months Ended
                               --------------------------------------
(Unaudited)                       September 30,       September 30,
---------------------------------------------------------------------
                                 2004      2003      2004      2003
                                 ----      ----      ----      ----
Earnings per share from
 continuing operations:

  Basic earnings per share      $ 0.93    $ 0.85    $ 3.04    $ 2.39
  Diluted earnings per share    $ 0.92    $ 0.84    $ 3.02    $ 2.38

  Diluted earnings before
   realized investment gains/
   (losses), change in value
   of embedded derivatives,
   and related deferred
   acquisition costs            $ 0.95    $ 0.76    $ 2.69    $ 2.36

Earnings per share from
 net income:
  Basic earnings per share      $ 0.63    $ 0.84    $ 2.67    $ 2.36
  Diluted earnings per share    $ 0.63    $ 0.83    $ 2.65    $ 2.34

Weighted average number of
  common and common equivalent
  shares outstanding
  (in thousands)                62,871    50,267    62,751    49,943

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
     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
               Condensed Consolidated Business Summary

                                                      At or For the
                                                    Nine Months Ended
 (Unaudited)                                          September 30,
---------------------------------------------------------------------
                                                   2004          2003
                                                   ----          ----
Gross life reinsurance in force (in billions)
   North American business                       $1,079.1       $ 674.0
   International business                           324.0         219.0

Gross life reinsurance written (in billions)
   North American business                          146.4         103.5
   International business                            73.6          65.7

Consolidated cash and invested assets
 (in millions)                                   10,152.0       7,925.0
   Invested asset book yield - trailing
    three months excluding funds withheld            6.03%         6.59%


   Investment portfolio mix
     Cash and short-term investments                 1.42%         2.26%
     Fixed maturity securities                      56.89%        49.13%
     Mortgage loans                                  5.44%         5.48%
     Policy loans                                    8.92%        10.73%
     Funds withheld at interest                     24.98%        30.68%
     Other invested assets                           2.35%         1.72%

Book value per share outstanding                  $ 33.92       $ 28.92
Book value per share outstanding, before
  impact of FAS 115*                                31.01         25.45

Treasury stock                                    765,364     1,141,138


* Book value per share outstanding, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            U.S. OPERATIONS
                         (Dollars in thousands)
                            Three Months Ended September 30, 2004
                                      Asset-     Financial      Total
Revenues:               Traditional  Intensive  Reinsurance      U.S.
                        -----------  ---------  -----------     -----
  Net premiums           $ 538,524   $   1,227  $       --    $539,751
  Investment income,
   net of related
   expenses                 53,305      53,134          14     106,453
  Realized investment
   losses, net                (840)       (966)         --      (1,806)
  Change in value of
   embedded derivatives         --     (18,610)         --     (18,610)
  Other revenues               928       2,644       6,896      10,468
                         ---------------------------------------------
    Total revenues         591,917      37,429       6,910     636,256
Benefits and expenses:
  Claims and other
   policy benefits         412,021       7,831           2     419,854
  Interest credited         12,073      34,652          --      46,725
  Policy acquisition
   costs and other
   insurance expenses       87,121       7,201       2,349      96,671
  Change in deferred
   acquisition cost
   associated with
   change in value of
   embedded derivatives         --     (13,209)         --     (13,209)
  Other operating
   expenses                 11,695       1,295       1,194      14,184
                         ---------------------------------------------
    Total benefits
     and expenses          522,910      37,770       3,545     564,225

    Income (loss) before
      income taxes       $  69,007   $    (341) $    3,365    $ 72,031
                         =========   =========  ==========    ========
                            Three Months Ended September 30, 2003
                                       Asset-    Financial      Total
Revenues:               Traditional  Intensive  Reinsurance      U.S.
                        -----------  ---------  -----------     -----
  Net premiums           $ 368,171   $   1,093  $       --    $369,264
  Investment income,
   net of related
   expenses                 47,370      44,385          97      91,852
  Realized investment
   losses, net              (1,059)       (367)         --      (1,426)
  Other revenues               489       2,022       6,613       9,124
                         ---------------------------------------------
    Total revenues         414,971      47,133       6,710     468,814
Benefits and expenses:
  Claims and other
   policy benefits         297,654         776          --     298,430
  Interest credited         14,919      30,703          --      45,622
  Policy acquisition
   costs and other
   insurance expenses       56,738      10,861       2,206      69,805
  Other operating
   expenses                  7,515         891       1,248       9,654
                         ---------------------------------------------
    Total benefits
     and expenses          376,826      43,231       3,454     423,511
    Income before
      income taxes       $  38,145   $   3,902  $    3,256    $ 45,303
                         ==========  =========  ==========    ========

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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            U.S. OPERATIONS
                         (Dollars in thousands)
                          Nine Months Ended September 30, 2004
                                        Asset-    Financial     Total
Revenues:                Traditional  Intensive  Reinsurance     U.S.
                         -----------  ---------  -----------    -----
  Net premiums           $1,599,864   $   3,599  $     --    $1,603,463
  Investment income,
   net of related
   expenses                 161,332     146,096        129      307,557
  Realized investment
   gain/(losses),net         10,380      (1,643)        --        8,737
  Change in value of
   embedded derivatives          --         384         --          384
  Other revenues              3,193       6,221     20,234       29,648
                         ----------------------------------------------
    Total revenues        1,774,769     154,657     20,363    1,949,789

Benefits and expenses:
  Claims and other
   policy benefits        1,272,335      10,056           2   1,282,393
  Interest credited          36,268     100,850          --     137,118
  Policy acquisition
   costs and other
   insurance expenses       235,266      23,330       6,923     265,519
 Change in deferred
  acquisition costs
  associated with change
  in value of embedded
  derivatives                    --       4,284          --       4,284
  Other operating
   expenses                  34,760       3,482       4,145      42,387
                         ----------------------------------------------
  Total benefits
     and expenses         1,578,629     142,002      11,070   1,731,701

    Income before
      income taxes       $  196,140   $  12,655  $    9,293  $  218,088
                         ==========   =========  ==========  ==========
                             Nine Months Ended September 30, 2003
                                        Asset-    Financial     Total
Revenues:                Traditional  Intensive  Reinsurance     U.S.
                         -----------  ---------  -----------    -----
  Net premiums           $1,115,360   $   3,197  $       --  $1,118,557
  Investment income,
   net of related
   expenses                 135,246     122,923          97     258,266
  Realized investment
   losses, net               (7,017)     (2,080)         --      (9,097)
  Other revenues              3,186       5,035      20,179      28,400
                         ----------------------------------------------
    Total revenues        1,246,775     129,075      20,276   1,396,126
Benefits and expenses:
  Claims and other
   policy benefits          888,905       4,166          --     893,071
  Interest credited          45,169      84,424          --     129,593
  Policy acquisition
   costs and other
   insurance expenses       164,257      26,892       7,447     198,596
  Other operating
   expenses                  24,454       2,829       3,881      31,164
                         ----------------------------------------------
    Total benefits
     and expenses         1,122,785     118,311      11,328   1,252,424

    Income before
      income taxes       $  123,990   $  10,764  $    8,948  $  143,702
                         ==========   =========  ==========  ==========

                                - more -

Add Twelve

     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                         CANADIAN OPERATIONS
                        (Dollars in thousands)

                                                  Three Months Ended
                                                      September 30,
                                                    2004        2003
                                                    ----        ----
Revenues:
  Net premiums                                  $ 59,231    $ 53,144
  Investment income, net of related expenses      25,142      22,244
  Realized investment gains/(losses), net            (19)      8,596
  Other revenues                                     (31)         50
                                                --------------------
    Total revenues                                84,323      84,034

Benefits and expenses:
  Claims and other policy benefits                59,568      56,132
  Interest credited                                  530         536
  Policy acquisition costs and other
    insurance expenses                             5,672       5,257
  Other operating expenses                         2,718       2,580
                                                --------------------
    Total benefits and expenses                   68,488      64,505

    Income before income taxes                  $ 15,835    $ 19,529
                                                ========    ========

                                                   Nine Months Ended
                                                      September 30,
                                                    2004        2003
                                                    ----        ----
Revenues:
  Net premiums                                  $181,209    $153,747
  Investment income, net of related expenses      72,559      63,519
  Realized investment gains, net                   8,159      12,158
  Other revenues                                      38        (191)
                                                --------------------
    Total revenues                               261,965     229,233

Benefits and expenses:
  Claims and other policy benefits               178,433     161,411
  Interest credited                                1,325       1,089
  Policy acquisition costs and other
    insurance expenses                            21,033      15,714
  Other operating expenses                         8,208       7,434
                                                --------------------
    Total benefits and expenses                  208,999     185,648

    Income before income taxes                  $ 52,966    $ 43,585
                                                ========    ========


                                - more -

Add Thirteen

     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                       Europe and South Africa
                        (Dollars in thousands)

                                                  Three Months Ended
                                                      September 30,
                                                     2004       2003
                                                     ----       ----
Revenues:
  Net premiums                                   $116,873   $ 92,502
  Investment income, net of related expenses        1,390      1,329
  Realized investment gains, net                      341      1,040
  Other revenues                                      673       (105)
                                                 -------------------
    Total revenues                                119,277     94,766

Benefits and expenses:
  Claims and other policy benefits                 76,089     60,435
  Policy acquisition costs and other
    insurance expenses                             27,752     27,293
  Other operating expenses                          5,480      3,682
  Interest expense                                    379        258
                                                 -------------------
    Total benefits and expenses                   109,700     91,668

    Income before income taxes                   $  9,577   $  3,098
                                                 ========   ========


                                                   Nine Months Ended
                                                      September 30,
                                                     2004       2003
                                                     ----       ----
Revenues:
  Net premiums                                   $352,963   $259,829
  Investment income, net of related expenses        3,797      2,808
  Realized investment gains, net                    4,643      1,888
  Other revenues                                    1,555         18
                                                 -------------------
    Total revenues                                362,958    264,543

Benefits and expenses:
  Claims and other policy benefits                231,895    161,668
  Policy acquisition costs and other
    insurance expenses                             86,625     81,516
  Other operating expenses                         15,686     11,228
  Interest expense                                  1,086        722
                                                 -------------------
    Total benefits and expenses                   335,292    255,134

    Income before income taxes                   $ 27,666   $  9,409
                                                 ========   ========

                                  - more -

Add Fourteen

     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             Asia Pacific
                        (Dollars in thousands)

                                                  Three Months Ended
                                                      September 30,
                                                    2004        2003
                                                    ----        ----
Revenues:
  Net premiums                                  $103,362    $ 57,261
  Investment income, net of related expenses       4,398       3,050
  Realized investment gains/(losses), net            244        (104)
  Other revenues                                    (423)        (11)
                                                --------------------
    Total revenues                               107,581      60,196

Benefits and expenses:
  Claims and other policy benefits                84,611      41,101
  Policy acquisition costs and other
    insurance expenses                            17,514       8,873
  Other operating expenses                         6,478       3,370
  Interest expense                                   384         323
                                                --------------------
    Total benefits and expenses                  108,987      53,667

    Income (loss) before income taxes           $ (1,406)   $  6,529
                                                =========   ========

                                                   Nine Months Ended
                                                      September 30,
                                                    2004        2003
                                                    ----        ----
Revenues:
  Net premiums                                  $291,079    $165,836
  Investment income, net of related expenses      11,162       8,198
  Realized investment gains/(losses), net            442        (622)
  Other revenues                                   3,162         896
                                                --------------------
    Total revenues                               305,845     174,308

Benefits and expenses:
  Claims and other policy benefits               226,836     115,555
  Policy acquisition costs and other
    insurance expenses                            50,922      33,401
  Other operating expenses                        16,893      12,086
  Interest expense                                 1,109         842
                                                --------------------
    Total benefits and expenses                  295,760     161,884

    Income before income taxes                  $ 10,085    $ 12,424
                                                ========    ========

                               - more -

Add Fifteen

     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                         CORPORATE AND OTHER
                        (Dollars in thousands)


                                                 Three Months Ended
                                                     September 30,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                 $    237    $    799
  Investment income, net of related expenses      7,199       3,678
  Realized investment gains/(losses), net         1,904      (1,546)
  Other revenues                                  2,687       1,761
                                               --------------------
    Total revenues                               12,027       4,692

Benefits and expenses:
  Claims and other policy benefits                1,496       1,746
  Interest credited                                  81          93
  Policy acquisition costs and other
    insurance expenses                              481         106
  Other operating expenses                        8,008       5,397
  Interest expense                                8,892       8,802
                                               --------------------
    Total benefits and expenses                  18,958      16,144

    Loss before income taxes                   $ (6,931)   $(11,452)
                                               ========    ========

                                                  Nine Months Ended
                                                     September 30,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                 $  1,922    $  2,777
  Investment income, net of related expenses     17,252      12,443
  Realized investment gains/(losses), net         9,790      (3,551)
  Other revenues                                  5,580       4,547
                                               --------------------
    Total revenues                               34,544      16,216

Benefits and expenses:
  Claims and other policy benefits                3,917       2,376
  Interest credited                                 243         232
  Policy acquisition costs and other
    insurance expenses                            1,216       1,676
  Other operating expenses                       22,119      15,363
  Interest expense                               26,540      25,820
                                               --------------------
    Total benefits and expenses                  54,035      45,467

    Loss before income taxes                   $(19,491)   $(29,251)
                                               ========    ========


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